Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated August 6, 2009 relating to the consolidated financial statements of SofTech, Inc. for the years ended May 31, 2009 and May 31, 2008 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 33-5782, 333-61472, and 333-61417) and in the registration statements on Form S-3 (File Nos. 33-63831, 333-30399, and 333-55759).

/s/ CATURANO AND COMPANY, P.C.

CATURANO AND COMPANY, P.C.

August 6, 2009

Boston, Massachusetts